                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

  Filed by the Registrant /X/

  Filed by a Party other than the Registrant / /

  Check the appropriate box:
  / /  Preliminary Proxy Statement
  / / Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
  /X/  Definitive Proxy Statement
  / /  Definitive Additional Materials
  / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MERISTAR HOTELS & RESORTS, INC.
         ------------------------------------------------------------
               (Name of Registrant as specified in its Charter)

         ------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
         -----------------------------------------------------------------------
     (5) Total fee paid:
         0
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         N/A
         -----------------------------------------------------------------------
     (3) Filing Party:
         N/A
         -----------------------------------------------------------------------
     (4) Date Filed:
         N/A
         -----------------------------------------------------------------------

                                    [LOGO]

                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of MeriStar Hotels & Resorts, Inc. (the "Company"), which will be held at the Hilton Washington Embassy Row, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036, on Tuesday, May 11, 1999, at 11:00 a.m., Eastern Time. All holders of the Company's outstanding common stock, par value $.01 per share, as of the close of business on April 6, 1999, are entitled to vote at the Annual Meeting.

     Enclosed for your information are copies of the Company's Proxy Statement and Annual Report to Stockholders. We believe that you will find these materials informative.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting. Failure to vote will result in your shares not being counted for quorum purposes; however,
if a quorum is present, your failure to vote will have no effect.   If a proxy
card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes and, if a quorum is present, an abstention will have the effect of a vote against the matter.



                              /s/ PAUL W. WHETSELL

                              Paul W. Whetsell
                              Chief Executive Officer and
                              Chairman of the Board

                                    [LOGO]
                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007

          ------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 11, 1999

          ------------------------------------------------------------

To the Stockholders of MERISTAR HOTELS & RESORTS, INC.:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of MeriStar Hotels & Resorts, Inc. (the "Company") will be held at the Hilton Washington Embassy Row, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036, on Tuesday, May 11, 1999 at 11:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

     1. To amend the MeriStar Hotels & Resorts, Inc. Incentive Plan (the "Plan") to increase the maximum number of shares of Common Stock that may be issued under the Plan from twelve percent to fifteen percent of the number of outstanding shares of Common Stock.

     2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on April 6, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL IN, SIGN AND RETURN THE ENCLOSED PROXY CARD. Failure to vote will result in your shares not being counted for quorum purposes; however, if a quorum is
present, your failure to vote will have no effect.   If a proxy card indicates
an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes and, if a quorum is present, an abstention will have the effect of a vote against the matter.


                              By Order of the Board of Directors

                              /s/ CHRISTOPHER L. BENNETT

                              Christopher L. Bennett
                              Secretary

March 29, 1999

                                    [LOGO]
                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007
           ---------------------------------------------------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                             TUESDAY, MAY 11, 1999

           --------------------------------------------------------

                                 INTRODUCTION

     The Board of Directors (the "Board of Directors") of MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"), is soliciting proxies from holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to be voted at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hilton Washington Embassy Row, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036, on May 11, 1999 at 11:00 a.m. Eastern Time, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 11, 1999.

SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it any time prior to its use by (i) granting a subsequently dated proxy, (ii) attending the Annual Meeting and voting in person, or (iii) otherwise giving notice in person or in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the shares present in person or by proxy is required for each of the proposals. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect.

OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of Common Stock at the close of business on April 6, 1999 shall be entitled to vote at the Annual Meeting. At the close of business on March 26, 1999, the Company had 25,525,400 shares of Common Stock outstanding. Each outstanding share of Common Stock receives one vote with respect to matters to be voted on at the Annual Meeting.

                                PROPOSAL NO. 1
                      INCREASE IN AVAILABLE STOCK OPTIONS


     By resolution adopted on March 11, 1999, the Board of Directors approved and declared advisable the amendment of the MeriStar Hotels & Resorts, Inc. Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the Plan from twelve percent to fifteen percent of the number of outstanding shares of Common Stock.

     If the Stockholders approve the proposed amendment, the Plan will be amended and restated as proposed by the Board of Directors.

REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT

     The Board of Directors believes that the MeriStar Hotels & Resorts, Inc. Incentive Plan (the "Incentive Plan") is critical in order to (i) attract and retain employees, directors and other service providers with ability and initiative, (ii) provide incentives to those deemed important to the success of the Company and related entities, and (iii) align the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased stock ownership. As of March 26, 1999, options to purchase 2,883,720 shares were outstanding under the Incentive Plan which
represents 11.3% of the number of shares of outstanding Common Stock.   Pursuant
to the terms of the Incentive Plan, the number of options that the Company is allowed to issue is limited to the total of (i) twelve (12%) percent of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to awards which were granted under the Incentive Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired.

     The Board of Directors believes that the number of shares currently available under the Incentive Plan is insufficient in light of potential continued growth in the Company's operations, including potential increases in the number of employees if and to the extent the Company leases and/or manages additional hotels, resorts and conference centers. For this reason, the Board of Directors has determined that it is in the best interests of the Company to increase the maximum number of shares of Common Stock that may be issued under the Incentive Plan from twelve percent to fifteen percent of the number of outstanding shares of Common Stock.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Incentive Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

ELIGIBILITY

     Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company's performance, excluding an employee who is a member of the Board of Directors, is eligible to participate in the Incentive Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock awards, incentive awards, or performance shares to Participants.

OPTIONS

     Options granted under the Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with a cash equivalent, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% for existing employees (85% in connection with the hiring of new employees) of the shares' fair market value on the date of grant; provided, however, no more than 10% of the shares under the Incentive Plan will be granted at less than 100% of fair market value. The exercise price of an ISO may not be less than 100% of the shares' fair market value on the date of grant (110% of the fair market value in the case of an ISO granted to a 10% stockholder of the Company). Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a 10% stockholder.

     ISOs may only be granted to employees; however, no employee may be granted ISOs (under the Incentive Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 750,000 shares of Common Stock.

     STOCK AWARDS

     Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant's rights in a stock award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. A stock award, no portion of which is immediately vested and nonforfeitable, will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period will be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. The maximum number of stock awards that may be granted to an individual in any calendar year cannot exceed 50,000 shares of Common Stock and no more than 30% of the shares available under the Incentive Plan may be issued in the form of Stock Awards.

INCENTIVE AWARDS

     Incentive awards also may be granted under the Incentive Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100% of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

PERFORMANCE SHARE AWARDS

     The Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares for more than 12,500 shares of Common Stock in any calendar year.

TRANSFERABILITY

     Awards granted under the Incentive Plan are generally nontransferable. The Compensation Committee may, however, grant awards other than ISOs, which are transferable to Permitted Family Members.

LIMITATION ON SHARE AUTHORIZATION

     In no event may the total number of shares of Common Stock covered by outstanding ISOs granted under the Incentive Plan, plus the number of shares of Common Stock issued pursuant to the exercise of ISOs, whenever granted under the Incentive Plan, exceed approximately 1.4 million shares. All awards made under the Incentive Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

TERMINATION AND AMENDMENT

     No option or stock award may be granted and no performance shares may be awarded under the Incentive Plan more than ten years after the earlier of the date that the Incentive Plan is adopted by the Board of Directors or the date that it is approved by the Company's stockholders. The Board of Directors may amend or terminate the Incentive Plan at any time, but, except as set forth in the immediately preceding paragraph, an amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares of Common Stock that may be issued under the Incentive Plan (other than an adjustment as described above), (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In general, a Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a Participant disposes of shares acquired by exercise of an ISO, the Participant's gain (the difference between the sale proceeds and the price paid by the Participant for the shares) upon the disposition will be taxed as capital gain provided the Participant does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and exercises the option while an employee of the Company or of a subsidiary of the Company or within three months after termination of employment for reasons other than death or disability. If the first condition is not met, the Participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the Participant generally will recognize ordinary income upon exercise of the ISO.

     In general, a Participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a Participant who is subject to Section 16(a) of the Exchange Act.

     A Participant will recognize income on account of the settlement of a performance share award or incentive award. A Participant will recognize income equal to any cash that is paid and with respect to performance share awards, which are settled in shares, will recognize the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

     The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option, the vesting of a restricted share award, payment under an incentive award and the settlement of a performance share award. The amount of the deduction will be equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

     The transfer of a nonqualified stock option to a Permitted Family Member will have no immediate tax consequences to the Company, the Participant or the Permitted Family Member. Upon the subsequent exercise of the transferred option by the Permitted Family Member, the Participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the Permitted Family Member may subsequently sell such shares will be treated as capital gain or loss to the Permitted Family Member, long-term or short-term depending on the length of time the shares have been held by the Permitted Family Member. There has been no formal pronouncement on the tax consequences of the transfer of other awards. Accordingly, if such transfers are permitted, Participants will be directed to consult their own tax advisers.

     Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to each of the named executive officers that the Company may deduct for federal income tax purposes. The limitation does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. While the Incentive Plan generally complies with the requirements for performance-based compensation, options granted at less than 100% of fair market value and stock awards granted under the Incentive Plan will not satisfy those requirements.

STOCK OPTIONS

     The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information with respect to the stock options issued from August 3, 1998 (the date of the Company's spin-off from CapStar Hotel Company in connection with the merger between CapStar Hotel Company and American General Hospitality (the "Merger")) through December 31, 1998 to the Named Executive

Officers, all current executive officers as a group and all employees as a group under the Plan. No additional stock options in the Company were granted to the Named Executive Officers after December 31, 1998 and prior to the date of this Proxy Statement.

                                                        NUMBER OF STOCK
                                                           OPTIONS
NAME                                                       GRANTED
-----------------                                     ------------------
Paul W. Whetsell                                                  -
Steven D. Jorns                                             250,000
David E. McCaslin                                            87,500
James A. Calder                                              47,500
John E. Plunket                                              10,000
All current employees (including all current
    officers who are not executive officers)
    as a group (192 persons)                                787,386

REQUIRED VOTE

     The approval of the amendment to the Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the Plan from twelve percent to fifteen percent of the number of outstanding shares of Common Stock requires the affirmative vote of the holders of at least a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE AMENDMENT OF THE INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE INCENTIVE PLAN FROM TWELVE PERCENT TO FIFTEEN PERCENT OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK.


                           MANAGEMENT AND DIRECTORS

     All of the members of the Board of Directors were selected in connection with the spin-off of the Company from CapStar Hotel Company ("CapStar") on August 3, 1998 (the "Spin-off")which occurred in conjunction with and immediately prior to the merger of CapStar and American General Hospitality Corporation ("AGH") which created MeriStar Hospitality Corporation. CapStar transferred or caused to be transferred certain assets and liabilities constituting the hotel management and leasing business operated by CapStar and its subsidiaries to the Company. Immediately following the Spin-off, the Company acquired 100% of the partnership interests in the third party lessee of most of the hotels owned by of AGH and substantially all of the assets and certain liabilities of the third-party manager of most of the hotels owned by AGH pursuant to an Acquisition Agreement, dated as of March 15, 1998. As a result of these transactions, the Company became the lessee and manager of more than 90% of hotels owned by MeriStar Hospitality Corporation.

     The Board of Directors are divided into three classes of directors. The initial term of the first, second and third classes expires in 2001, 2002 and 2003, respectively. Directors of each class will be elected for three-year terms upon the expiration of the initial class terms, and, beginning in 2001 and each year thereafter, each class of directors will be elected by the stockholders. The following are the Directors of the Company:



                             HAS SERVED AS A
                               DIRECTOR OF
NAME, PRINCIPAL OCCUPATION     THE COMPANY
AND BUSINESS EXPERIENCE           SINCE          AGE    CLASS
--------------------------   ----------------    ---    -----
DANIEL L. DOCTOROFF               1998           40        I

Daniel L. Doctoroff has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2001. Mr. Doctoroff is a Managing Partner of Oak Hill Capital Management, Inc., the management company for Oak Hill Capital Partners, L.P., a private investment partnership. Mr. Doctoroff has been Managing Director of Oak Hill Partners, Inc., the investment advisor to several private investment funds, and its predecessor since August 1987; Vice President and Director of Acadia Partners MGP, Inc. since March 1992; Vice President of Keystone, Inc. since March 1992; and a Managing Partner of Insurance Partners Advisors, L.P. since February 1994. Mr. Doctoroff is also a Director of MeriStar Hospitality Corporation, Bell & Howell Company and William Scotsman, Inc.

KENT R. HANCE                     1998           56       II

Kent R. Hance has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2002. Since 1994, Mr. Hance has been a law partner in the firm Hance, Scarborough & Wright, L.L.P., Austin, Texas, and from 1991 to 1994, he was a law partner in the firm of Hance and Gamble. From 1985 to 1987, he was a law partner with Boyd, Viegal and Hance. Mr. Hance also served as a member of the Texas Railroad Commission from 1987 until 1991 and as its Chairman from 1989 until 1990. From 1979 to 1985, he served as a member of the United States Congress. In addition, Mr. Hance served as a State Senator in the State of Texas from 1975 to 1979 and was a professor of business law at Texas Tech University from 1969 to 1973.

STEVEN D. JORNS                   1998           50        I

Steven D. Jorns has been Vice Chairman of the Board of Directors since August 1998 and his current term expires at the Annual Meeting in 2001. Mr. Jorns was also Chief Operating Officer of the Company from August 1998 until January 1999. Mr. Jorns has also been Vice Chairman of the Board of Directors of MeriStar Hospitality Corporation since August 1998. From April 1996 to August 1998, Mr. Jorns had been the Chairman of the Board of Directors, Chief Executive Officer and President of American General Hospitality Corporation. Mr. Jorns was also the founder of American General Hospitality, Inc. ("AGHI") and had served since its formation in 1981 until August 1998 as its Chairman of the Board of Directors, Chief Executive Officer and President.

JOSEPH MCCARTHY                   1998           67        I

Joseph McCarthy has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2001. Mr. McCarthy has been retired since 1994. From 1993 to 1994, Mr. McCarthy served as Chairman of the Board for Motel 6. From 1985 to 1993, Mr. McCarthy served as President and

Chief Executive Officer for Motel 6. From 1980 to 1985, Mr. McCarthy served as President and Chief Executive Officer of Lincoln Hotels. From 1976 to 1980, Mr. McCarthy served as President and Chief Executive Officer of Quality Inns International. Prior to that, from 1971 to 1976, Mr. McCarthy served as Senior Vice President of Sheraton Corporation.


DAVID E. MCCASLIN         1998        41     III

David E. McCaslin has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2003. Mr. McCaslin has served as Chief Operating Officer of CapStar from 1994 until August 1998. Mr. McCaslin joined CapStar in 1987 as a General Manager and was named Vice President of Operations in 1988. From 1985 to 1987, Mr. McCaslin served as a General Manager for Lincoln Hotels.

JAMES B. MCCURRY          1998        50     III

James B. McCurry has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2003. Since July 1997, Mr. McCurry has been a Partner at Bain & Company, an international management consulting firm specializing in corporate strategy. Mr. McCurry served from December 1994 through December 1996 as Chief Executive Officer of NeoStar Retail Group, Inc. ("NeoStar"), a specialty retailer of consumer software. NeoStar filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 1996. From April 1983 to December 1994, Mr. McCurry was the Chairman of Babbage's Inc., a consumer software retailer, which merged with Software Etc. Stores, Inc. in December of 1994 to form NeoStar.


PAUL W. WHETSELL          1998        48     II

Paul W. Whetsell has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1998 and his current term expires at the Annual Meeting in 2002. Mr. Whetsell has also been Chairman of the Board of Directors and Chief Executive Officer of MeriStar Hospitality Corporation since August 1998. Prior to August 1998, Mr. Whetsell had been Chairman of the Board of Directors of CapStar Hotel Company since 1996 and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987.


JAMES R. WORMS            1998        53     II

James R. Worms has been a director of the Company since August 1998 and he will serve until the Annual Meeting in 2002. Mr. Worms has served since August 1995 as a Managing Director of William E. Simon & Sons L.L.C., a private investment firm and merchant bank, and President of William E. Simon & Sons Realty, through which the firm conducts its real estate activities. Prior to joining William E. Simon & Sons, Mr. Worms was employed in various capacities since March 1987 by Salomon Brothers Inc, an international investment banking firm, culminating with Managing Director. Mr. Worms is also a Director of MeriStar Hospitality Corporation.


S. KIRK KINSELL           1998        44     III

S. Kirk Kinsell has been a director of the Company since August 1998 and will serve until the Annual Meeting in 2003. Mr. Kinsell was the President and Chief Operating Officer of Apple South, Inc. from 1997 until November 1998. Prior to joining Apple South, Mr. Kinsell served as President of the Franchise Division of ITT Sheraton and its Four Point Hotels from 1995 to 1997. Immediately prior to joining ITT Sheraton, Mr. Kinsell worked in various positions with Holiday Inn Worldwide, from 1988 to 1995, culminating with senior vice president in its franchise division.

             MANAGEMENT--THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the five month period beginning on August 3, 1998, the date of the Spin-off, the full Board of Directors met three times. Each director attended all meetings of the Board of Directors held while he was a director.

BOARD OF DIRECTORS COMMITTEES

     The Board of Directors of the Company has four committees: an Audit Committee, a Compensation Committee, an Investment Committee and a Leasing Committee.

     The Audit Committee consists of three directors who are not employees of the Company ("Independent Directors"). The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee met two times in 1998. The current members of the Audit Committee are Messrs. McCarthy, McCurry and Kinsell.

     The Compensation Committee consists of three Independent Directors. The Compensation Committee is responsible for the determination of compensation of the Company's executive officers and the administration of the Company's employee incentive plans. The Compensation Committee met two times in 1998. The current members of the Compensation Committee are Messrs. McCurry, McCarthy and Hance.

     The Investment Committee of the Company consists of the Chairman of the Board and three other directors of the Company. The Company's Investment Committee is responsible for the review and approval of investments proposed by the Company. The Investment Committee met two times in 1998. The current members of the Investment Committee are Messrs. Whetsell, Jorns, Doctoroff and Worms.

     The Leasing Committee consists of the Chairman of the Board and three Independent Directors. The Leasing Committee is responsible for the review and approval of leases to be entered into between the Company and the REIT. The Leasing Committee met two times in 1998. The current members of the Leasing Committee are Messrs. McCarthy, Whetsell, McCurry and Hance.

     The entire Board of Directors of the Company acts as the nominating committee for directors of the Company and considers nominations by stockholders for directors. The Board of Directors would be pleased to receive suggestions from stockholders about persons it should consider as possible members of the Board of Directors. Any such suggestion should be mailed to the Secretary of the Company between 60 and 90 days before the Annual Meeting of stockholders in 2000.

COMPENSATION OF DIRECTORS

     Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board; $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

OPTIONS

     Pursuant to the Company's Non-Employee Directors' Incentive Plan (the "Directors' Plan"), each director, who is not an officer or employee of the Company or its subsidiaries (each an "Independent Director"), was awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service after the Spin-off, whether by appointment or election. Thereafter, each Independent Director will be granted an option to purchase 5,000 shares of Common Stock on the first business day following the Company's annual meeting of stockholders. The number of shares authorized for issuance under the Directors' Plan is 125,000. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock or a combination thereof. Options granted under the Directors' Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options which have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of the Company.

COMMON STOCK IN LIEU OF FEES

     Independent Directors may elect to receive all or a portion of their annual retainer in shares of Common Stock rather than cash. Unless an Independent Director elects otherwise, fees paid in stock will be paid at the same time as fees paid in cash.

AMENDMENT AND TERMINATION

     The Directors' Plan provides that the Board of Directors may amend or terminate the Directors' Plan at any time. An amendment will not become effective without stockholder approval if the amendment (i) materially increases the number of shares that may be issued under the Directors' Plan or (ii) stockholder approval would be required for compliance with New York Stock Exchange rules. No options may be granted under the Directors' Plan after December 31, 2008.

                      MANAGEMENT--THE EXECUTIVE OFFICERS

     The names of the executive officers of the Company as of the date of this Proxy Statement other than Messrs. Whetsell, Jorns and McCaslin, who are also members of the Board of Directors, their positions and offices, business experience, terms of office and ages are as follows:

                                             SERVED AS
        NAMES, POSITIONS AND OFFICES,      AN EXECUTIVE
           AND BUSINESS EXPERIENCE         Officer Since        AGE
--------------------------------------   ------------------  ----------

JAMES A. CALDER                                 1998            36

James A. Calder has served as Chief Financial Officer of the Company since August 1998. From September 1997 until August 1998, Mr. Calder served as Senior Vice President of Finance of CapStar. From May 1995 to September 1997, he served as Senior Vice President and Corporate Controller of ICF Kaiser International, Inc. Prior to that, from July 1984 to May 1995, he worked for Deloitte & Touche LLP in various capacities, culminating with Audit Senior Manager for the real estate industry. He is a Certified Public Accountant.


JOHN E. PLUNKET                                 1998            42

John E. Plunket has served as Executive Vice President, Finance and Development of the Company since August 1998. From November 1993 until August 1998, Mr. Plunket was Executive Vice President, Finance and Development of CapStar. From September 1991 to October 1993, Mr. Plunket served as Vice President and Principal Broker for CIG International, an investment and hotel asset management company. From February 1988 to August 1991, Mr. Plunket served as Managing Director of Cassidy & Pinkard Inc., a commercial real estate services company. From 1985 to 1987, Mr. Plunket served as Senior Vice President for Oxford Development Corporation. Prior to that, from December 1979 to April 1985, Mr. Plunket worked for Marriott Corporation in various capacities, culminating in Director of Project Finance.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Company during 1998 with respect to the Chief Executive Officer and the four most highly compensated executive officers (the "Named Executive Officers").

                                                                                      LONG-TERM
                                              ANNUAL COMPENSATION                     COMPENSATION
                                      -------------------------------------  -------------------------------
                                                                                               SECURITIES
                                                              OTHER ANNUAL     RESTRICTED      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS     COMPENSATION    STOCK AWARDS       OPTIONS      COMPENSATION
---------------------------   ------  ----------  --------- ---------------  --------------- --------------- --------------
Paul W. Whetsell               1998    $ 82,480   $  63,540      $2,312          -                     -          -
  Chief Executive Officer
  and Chairman of the Board
Steven D. Jorns                1998      79,167      63,540           -          -               250,000          -
  Chief Operating Officer
  and Vice Chairman of the
  Board
David E. McCaslin              1998     127,313     100,200           -          - (1)            87,500          -
  President                    1998      83,333      57,000           -          - (1)            47,500          -
James A. Calder
  Chief Financial Officer
John E. Plunket                1998      83,500      46,170           -          - (1)            10,000          -
  Executive Vice President,
  Finance and Development
---------------------------

(1) On February 4, 1999, (i) Mr. McCaslin received options to purchase 150,000 shares of MeriStar Hospitality Corporation, which vest over three years, and 15,000 restricted shares of MeriStar Hospitality Corporation, which vests over five years, pursuant to the MeriStar Hospitality Corporation Incentive Plan and
(ii) Mr. Calder and Mr. Plunket each received options to purchase 75,000 shares of MeriStar Hospitality Corporation, which vest over three years, and 7,500 restricted shares of MeriStar Hospitality Corporation, which vests over five years, pursuant to the MeriStar Hospitality Corporation Incentive Plan.

STOCK OPTION GRANTS

     The following table sets forth certain information with respect to the options in the Company granted to the Named Executive Officers during 1998.



                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                                                           POTENTIAL VALUE AT
                                    NUMBER OF                                                            ASSUMED ANNUAL RATES OF
                                    SECURITIES      % OF TOTAL                                             STOCK PRICE APPRECIATE
                                    UNDERLYING     OPTIONS GRANTED       EXERCISE                            FOR OPTION TERM(2)
                                                                                                         ------------------------
                                     OPTIONS         TO EMPLOYEES          OR          EXPIRATION
NAME                                 GRANTED       1998 FISCAL YEAR     BASE PRICE       DATE              5%           10%
----------------                   ------------   ------------------  -------------- --------------- -------------- -------------
Paul W. Whetsell                           -             -                 --              -                  -             -
Steven D. Jorns                      250,000          21.0%              3.28            8/3/08        $177,570      $737,968
David E. McCaslin                     87,500           7.3               3.28            8/3/08          62,150       258,289
James A. Calder                       47,500           4.0               3.28            8/3/08          33,738       140,214
John E. Plunket                       10,000           0.8               3.28            8/3/08           7,103        29,519

-------------------------

(1) All of these options vest in equal installments over three years.

(2) In accordance with rules of the Securities and Exchange
Commission, these amounts are the hypothetical gains or "options spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                              COMPENSATION PLANS

THE EMPLOYEE INCENTIVE PLAN

     See Proposal Number 1 for a description of the Incentive Plan.

THE DIRECTORS' INCENTIVE PLAN

     See Management -- The Board of Directors and Its Committees -- Compensation of Directors.

STOCK PURCHASE PLAN

     Each employee of the Company customarily employed at least 20 hours or more per week by the Company or an affiliate (as defined in the Company's stock purchase plan (the "Stock Purchase Plan")), other than an employee who owns beneficially 5% or more of the outstanding Common Stock, is eligible to participate in the Stock Purchase Plan. Under the Stock Purchase Plan, participating employees may elect to authorize the Company to withhold a minimum of $200 per quarter and a maximum of 8% or $25,000 (whichever is less) of the participating employee's base pay, which amounts will be used to purchase Common Stock from the Company on a monthly basis. The purchase price of Common Stock will equal a designated percentage from 85% to 100% of the closing sales price for Common Stock as reported on the Composite Transactions Tape of the NYSE (except as described below) on the first trading day of the month or on the last trading day of the month, whichever is less. The designated percentage will be established annually by the Compensation Committee which is responsible for the administration of the Stock Purchase Plan.

     Common Stock purchased under the Stock Purchase Plan is held in custodial accounts until sold or distributed at the participant's request. The custodian may charge a fee for the execution of any such sale or for the delivery of share certificates. The participant may not elect to purchase stock under the Stock Purchase Plan for three months after a withdrawal or sale of Common Stock under the Stock Purchase Plan. Shares purchased under the Stock Purchase Plan may not be sold for six months after their purchase. Any cash dividends paid on Common Stock held in a participant's account will be reinvested in additional Common Stock (at 100% of fair market value). Non-cash distributions on Common Stock held in a participant's account will be distributed to the participant.

     The Company has reserved 1,500,000 shares of Common Stock for issuance under the Stock Purchase Plan. Such shares may be from authorized and unissued shares, treasury shares or a combination thereof. The Stock Purchase Plan will remain in effect until terminated by the Board, or until all shares authorized for issuance thereunder have been issued. The Stock Purchase Plan may be amended from time to time by the Board. No amendment will increase the aggregate number of shares of Common Stock that may be issued and sold under the Stock Purchase Plan (except for authorizations pursuant to the anti-dilution provisions of the Stock Purchase Plan) without further approval by the Company's shareholders.


                             EMPLOYMENT AGREEMENTS

     The Company has agreed to enter into employment agreements with Paul W. Whetsell, Steven D. Jorns, David E. McCaslin, James A. Calder and John E. Plunket dated as of August 3,1998. With respect to Messrs. Whetsell and Jorns, each agreement is for an initial term of five years with automatic renewals on a year-to-year basis thereafter unless terminated in accordance with its terms. The other employment agreements are for an initial term of three years, with automatic renewals on a year-to-year basis thereafter, unless terminated in accordance with their respective terms. Certain material terms of these agreements are as follows:

BASE SALARY

     Mr. Whetsell receives a base salary of $190,000 per year (Mr. Whetsell will receive a base salary of $285,000 per year as an employee of MeriStar
Hospitality Corporation).   Mr. Jorns received a base salary of $190,000 per
year from August 3, 1998 until December 31, 1998 after which he receives a salary of $90,000 (Mr. Jorns also receives a salary of $135,000 per year as an employee of MeriStar Hospitality Corporation). Mr. McCaslin receives a base salary of $300,000 per year and Mr. Calder receives a base salary of $200,000 per year. Mr. Plunket received a base salary of $162,000 per year from August 3, 1998 until December 31, 1998, after which he receives a base salary of $250,000 per year. Each base salary will be subject to review annually.

ANNUAL INCENTIVE BONUS

     Each executive is eligible to receive an annual incentive bonus at the following targeted amounts of base salary:

                               THRESHOLD               MAXIMUM
                                 TARGET    TARGET   BONUS AMOUNT
                               ----------  -------  -------------
   Paul W. Whetsell.........       25%        125%       150%
   Steven D. Jorns..........       25%        125%       150%
   David E. McCaslin........       25%        100%       125%
   James A. Calder..........       25%         85%       100%
   John E. Plunket..........       (1)         (1)        (1)

______________________
(1) Mr. Plunket receives a bonus based on the Company's performance and the growth of the Company's Doral division.

     The amount of the annual bonus based on the achievement of predefined operating or performance goals and other criteria to be established by the Compensation Committee of the Board of Directors.

LONG-TERM INCENTIVES

     Each executive is eligible to participate in the Incentive Plan. Awards are made in the discretion of the Compensation Committee.

CERTAIN SEVERANCE BENEFITS

     If, at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell, Jorns, McCaslin, Calder or Plunket is terminated, he shall be entitled to receive the benefits described below.

     Termination by the Company Without Cause or by the Executive with Good Reason. In the case of Messrs. Whetsell and Jorns, if such executive is terminated without cause or voluntarily terminates with "good reason," he is entitled to a lump sum payment equal to the product of (x) the sum of (A) his total then annual base salary and (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year multiplied by (y) the greater of (A) two (2) and (B) a fraction, the numerator of which is the number of days remaining in the Term of the employment agreements, without further extension, and the denominator of which is 365. In addition, all of the executive's options and restricted stock will immediately vest and become exercisable for a period of one year thereafter and shares of restricted stock previously granted to the executive will become free from all contractual restrictions, effective as of the termination date. In addition, the Company will continue in effect certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension. The other executives will receive (i) a lump sum payment equal to one times their then annual base salary, (ii) the amount of their bonus for the preceding year, and (iii) immediate vesting and exercisability of all unvested stock options and restricted stock awards and (iv) the continuance of certain benefits under their employment agreements, but only until the earlier of (x) one year from the end of the term of their respective employment agreements or
(y) the date on which the executive obtains health insurance coverage from a subsequent employer.

     Termination Due to Death or Disability. Upon termination due to death or disability, the executive or his estate will receive a lump sum payment equal to the executive's base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of such executive's stock options and restricted stock will vest immediately and become exercisable for one year thereafter, and shares of restricted stock previously granted shall become free from all contractual restrictions.

     Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for "cause" by the Company, the executive will receive any accrued and unpaid base salary through the termination date. Any unvested options will terminate immediately, and any vested options held by the executive will expire ninety (90) days after the termination date.

     Termination Following a Change in Control. If Mr. Whetsell or Mr. Jorns is terminated without cause or voluntarily terminates with "good reason" within 24 months following a "Change in Control," the executive will receive the following benefits: (i) a lump sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year or if the term of the employment agreement is terminated in its initial year his target bonus for such year multiplied by (y) the greater of (A) three (3) and
(B) a fraction the numerator of which is the number of days remaining in the Term of the employment agreement, without further extension and the denominator of which is 365; (ii) all unvested stock options held by the executive will immediately vest and be exercisable for the period of one (1) year thereafter and shares of restricted stock previously granted to the executive will become free from all contractual restrictions; and (iii) the continuance of certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension. In the case of the other executives, they would each be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except their lump sum payment will only be two (2) times the sum of their then annual base salary plus bonus and the total payments would be limited to the amount which is deductible under Section 280G of the Code; but only if, by reason of such limitation, the net after tax benefit of the executive shall exceed the net after tax benefit if such limitation were not made.

     Change in Control Payments. In the case of Messrs. Whetsell and Jorns, in the event that any accelerated vesting of the executive's rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by the executive under
Section 4999 of the Code, or any successor or other provision with respect to "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code, the Company will make a cash payment to the executive in the amount of such excise tax (the "Excise Tax Payment") and shall also make a cash payment to the executive in an amount equal to the total of federal, state and local income and excise taxes for which the executive may be liable on account of such Excise Tax Payment.


                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and, aligning the interest of executives with the long-term interests of the Company's stockholders.

     In the interest of balancing all key stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should be comprised of a combination of base salary, short-term annual incentive bonus under the employment agreements and long-term stock options under the MeriStar Hotels & Resorts Employee Incentive Plan (the "Incentive Plan"). While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term stockholder value in excess of other comparable organizations.

BASE SALARY

     In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers' base salaries with those paid to other executives in the hotel industry.

INCENTIVE BONUS

     Pursuant to employment agreements, certain employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. Each of the executive officers received bonuses for fiscal 1998 in accordance with the terms of his employment agreement. Full bonus payouts will be made only if the Company's performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

STOCK OPTIONS

     Stock options, stock appreciation rights and restricted shares are granted to officers and other key employees of the Company under the Incentive Plan as incentives to promote long-term growth and to increase stockholder value. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. At the time of the Merger, the Company granted certain executive officers options to purchase up to 395,000 shares of Common Stock and it granted other employees of the Company options to purchase up to 787,386 shares of Common Stock. All options granted were at the fair market value as of the Merger, which was $3.28. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company's compensation policy.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Whetsell's compensation as Chairman of the Board and Chief Executive Officer of the Company for 1998 was $190,000 per year (Mr. Whetsell will also receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation), which is comparable to compensation for other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee. Mr. Whetsell's compensation for 1999 will be $190,000 per year (Mr. Whetsell will also receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation), which will continue to be comparable with other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee.

TAX DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Code, generally limits the deductibility on the Company's tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's officers with appropriate rewards for their performance. The Company did not pay any compensation during 1998 that would be subject to Section 162(m).


                                       THE COMPENSATION COMMITTEE
                                       Joseph McCarthy
                                       Kent R. Hance
                                       James B. McCurry


                               PERFORMANCE GRAPH

     The following graph compares the cumulative annual return of the Common Stock since August 3, 1998, the date of the Merger, with the cumulative total return of the New York Stock Exchange Market Value Index ("NYSE Market Index") and the Company's peer group (the "Peer Group") index over the same period, assuming an initial investment of $100 on August 3, 1998, with all dividends reinvested. The Peer Group consists of Bristol Hotels & Resorts, Inc., Crescent Operating Inc., Hilton Hotels Corporation, Marriott International Inc. and Promus Hotel Corporation. The Company believes that the Peer Group represents the Company's principal competitors in the hotel ownership and management segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded Companies whose market capitalizations and principal lines of business are comparable to those of the Company.

                                          ---------------------------------- FISCAL YEAR ENDING ------------------------------------
COMPANY/INDEX/MARKET                      7/31/1998       8/31/1998       9/30/1998       10/30/1998      11/30/1998      12/31/1998
Meristar Hotels & Resorts, Inc.             100.00           77.08           91.67            79.17            89.58          87.50

Peer Group                                  100.00           84.02           71.35            81.83            88.43          84.06

NYSE Market Index                           100.00           85.27           89.43            96.69           101.81         106.59

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OWNERSHIP INTERESTS IN CERTAIN MANAGED HOTELS

     As of December 31, 1998, Mr. Whetsell and corporations owned by him own, directly or indirectly, (i) a leasehold interest, expiring on December 31, 2001, in two of the hotels which the Company manages for third party owners (the "Leased Hotels") and (ii) minority equity interests in three hotels which the Company manages (together with the Leased Hotels, the "Affiliated Hotels"). Mr. Whetsell exercises management control over the entities that own the above mentioned interests in the Affiliated Hotels. Such interests were acquired prior to the formation of CapStar. For the year ended December 31, 1998, the Company received approximately $866,000 in management fees from the Affiliated Hotels.

STOCK OWNERSHIP

     Daniel L. Doctoroff, a director of the Company, is a principal stockholder of Oak Hill Partners which is the investment advisor to Acadia Partners, L.P., a principal stockholder of the Company. See "Principal Stockholders."

RELATIONSHIPS AMONG OFFICERS AND DIRECTORS

     Mr. Whetsell is an executive officer, director and security holder of MeriStar Hospitality Corporation the owner of 109 hotels leased by the Company. Mr. Jorns is an executive officer, director and securityholder of MeriStar Hospitality Corporation and of beverage corporations (the "Beverage Corporations") that sublease from the Company the portion of certain of 33 hotels leased and managed by the Company where alcoholic beverages are sold.

OWNERSHIP OF HOLIDAY INN IN MADISON, WISCONSIN

     The 202-room Holiday Inn in Madison, Wisconsin managed by the Company was
owned by a private partnership of which Mr. Jorns was a partner.   This hotel
was purchased by MeriStar Hospitality Corporation in January 1999 in an arms length transaction.

THE BEVERAGE CORPORATIONS

     In order to facilitate compliance with state and local liquor laws and regulations, the Company subleases those areas of certain hotels that comprise the restaurant and other areas where alcoholic beverages are served to the Beverage Corporations, 33 of which are wholly owned by Mr. Jorns. In accordance with the terms of certain sublease agreements, each Beverage Corporation is obligated to pay to the Company rent payments equal to 30% of each such corporation's annual gross revenues generated from the sale of food and beverages generated from such areas.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 15, 1999 by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a stockholder, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group.

                                                         SHARES BENEFICIALLY
                                                               OWNED
                                                      -------------------------
NAME & ADDRESS OF BENEFICIAL OWNER                      NUMBER      PERCENTAGE
-------------------------------------                 ----------  -------------
Franklin Resources, Inc.(1)                            2,204,000        6.9%
Keystone, Inc.(2)                                      2,886,924        9.1
Jonathan Gallen(3)                                     2,016,000        6.3
Citigroup Inc.(4)                                      1,578,685        5.0
James A. Calder(5)                                        11,781         *
Daniel L. Doctoroff(6)                                   363,462        1.1
Kent R. Hance                                             20,450         *
Steven D. Jorns(7)                                     1,073,930        3.4
S. Kirt Kinsell                                             -            *
Joseph McCarthy(8)                                        32,388         *
David E. McCaslin(9)                                     152,554         *
James B McCurry                                             -            *
John E. Plunket(10)                                      118,094         *
Paul W. Whetsell(11)                                     666,652        2.1
James R. Worms                                               237         *
Executive officers and directors as a group
  (11 persons)                                         2,439,546        7.7%

_____________________________
* Represents less than 1% of the class.

(1) Beneficial ownership information is based on Schedule 13G jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (all located at 777 Mariners Island Boulevard, San Mateo, California 94404), dated February 1, 1999.

(2) Beneficial ownership information is based on the Schedule 13D filed by Keystone, Inc., Cherwell Investors, Inc., Group 31, Inc., MHX Investors, L.P., Arbor REIT, L.P., FW Hospitality, L.P., Capital Partnership, J. Taylor Crandall and Robert M. Bass (all located at 201 Main Street, Suite 3100, Fort Worth, Texas 76012) and MC Investment Corporation, Penobscot Partners, L.P., and PTJ Merchant Banking Partners, L.P. (all located at 65
     E. 55th Street, New York, New York 10022), filed on September 18, 1998.

(3) Beneficial ownership information is based on the Schedule 13D/A filed by Jonathan Gallen (located at 450 Park Avenue 28th Floor, New York, New York 10022), filed on October 30, 1998. Mr. Gallen is the investment advisor of Pequod Investments, L.P. and Pequod International, Ltd.

(4) Beneficial ownership information is based on Schedule 13G jointly filed by Citigroup Inc. (located at 153 East 53rd Street, New York, New York 10043) and Mutual Management Corp. and Salomon Smith Barney Holdings Inc. (both located at 388 Greenwich Street, New York, New York 10013), filed on

     February 15, 1999.

(5) Includes 9,167 shares of Common Stock that have vested under options granted.

(6) Includes 61,912 shares held by Cherwell Investors, Inc. ("Cherwell"), 45 shares held by MC Investment Corporation ("MC"), 87,803 shares held by Penobscot Partners, L.P. ("Penobscot"), 116,666 shares held by PTJ Merchant Banking Partners, L.P. ("PTJ Merchant") and 14,154 shares held by Oak Hill Partners, Inc., as to which shares Mr. Doctoroff disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Doctoroff is Managing Director of Oak Hill Partners, Inc., the principal business of which is serving as an investment consultant to Acadia Partners, L.P., which is the sole shareholder of Cherwell. Mr. Doctoroff is also the Executive Vice President of PTJ, Inc., which is the managing general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot, which is the sole stockholder of MC. Mr. Doctoroff's beneficial holdings also include 15,000 shares of Common Stock that have vested under options granted.

(7)  Includes 1,073,930 OP Units held by Mr. Jorns.

(8) Includes 15,000 shares of Common Stock that have vested under options granted.

(9) Includes 75,000 shares of Common Stock that have vested under options granted.

(10) Includes 54,198 shares of Common Stock that have vested under options granted.

(11) Includes (i) 133,333 shares of Common Stock that have vested under options granted and (ii) shares held by entities over which Mr. Whetsell has beneficial ownership within the meaning of Rule 13d-3.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file.

     Based on a review of the copies of the forms furnished to the Company or representations by reporting persons, all of the filing requirements applicable to its officers, directors and greater than 10% stockholders were met for fiscal year 1998.


                                PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                                 MISCELLANEOUS

PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1998, is being forwarded to each stockholder with this Proxy Statement.

STOCKHOLDER'S PROPOSALS FOR NEXT ANNUAL MEETING

     If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and wishes to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention: Christopher L. Bennett, Secretary, between 60 and 90 days before the Annual Meeting of Shareholders in 2000. In addition, any stockholder intending to present a proposal for consideration at the next Annual Meeting of Stockholders must also comply with certain provisions of the Company's current Certificate of Incorporation and By-Laws.

OTHER MATTERS

     The Board does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting or any adjournment thereof and actually voted would be required with respect to any such other matter that is properly presented and brought to a stockholder vote.


                                     /s/ CHRISTOPHER L. BENNETT

                                     Christopher L. Bennett
                                     Secretary


March 29, 1999

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CHRISTOPHER L. BENNETT, SECRETARY, MERISTAR HOTELS & RESORTS, INC., 1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007.

Dear Stockholder:

     Please take note of the important information enclosed in this mailing. There are a number of issues related to the operation of the Company that require your immediate attention.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

     Thank you in advance for your prompt consideration of these matters.


                                        Sincerely,

                                        MERISTAR HOTELS & RESORTS, INC.

                                  DETACH HERE
                                 P  R  O  X  Y

                        MERISTAR HOTELS & RESORTS, INC.
                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C.  20007

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Paul W. Whetsell, David E. McCaslin and Christopher L. Bennett, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of MeriStar Hotels & Resorts, Inc. (the "Company") held of record by the undersigned on April 6, 1999 at the Annual Meeting of Stockholders to be held on May 11, 1999 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE

                                  DETACH HERE


/X/ Please mark votes as in this example.

     1. To amend the MeriStar Hotels & Resorts, Inc. Incentive Plan (the "Plan") to increase the maximum number of shares of Common Stock that may be issued under the Plan from twelve percent to fifteen percent of the number of outstanding shares of Common Stock.

                                           /  / For       /  / Against

     2. Ratifying the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 1999.

                                           /  / For       /  / Against

/ /  Mark here for address change and note at left.


_________________________

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.